[LETTERHEAD OF CLEARY GOTTLIEB STEEN & HAMILTON LLP]



Writer's Direct Dial:  (212) 225-2440
E-Mail:  jpeaslee@cgsh.com

                                                              November 21, 2005

Holmes Financing (No. 9) PLC
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN
England

                  Re:  Holmes Financing (No. 9) PLC
                       Registration Statement on Form S-11

Ladies and Gentlemen:

     We have acted as U.S. tax counsel to Holmes Financing (No.9) PLC, a public limited company incorporated in England and Wales, in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-11 on November 21, 2005, as amended on the date hereof (the "Registration Statement"), relating to the series 1 class A issuer notes and the series 2 class A issuer notes. As U.S. tax counsel, we have participated in the preparation of the discussions set forth under the captions "Summary of prospectus--United States tax status" and "United States taxation" (the "Discussions") in the prospectus (the "Prospectus"), which is part of the Registration Statement. Capitalized terms used and not otherwise defined herein are used as defined in the Prospectus.

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     We hereby confirm that the opinions set forth in the Discussions represent our opinions as to the matters of law covered by them and consent to the filing of this opinion as an exhibit to the Registration Statement.

     We are aware that we are referred to in the Discussions and under the heading "Legal matters" in the Prospectus, and we hereby consent to the references to us in those sections without thereby admitting that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder for purposes of any part of the Registration Statement, including this exhibit.

                                           Very truly yours,

                                           CLEARY GOTTLIEB STEEN & HAMILTON LLP


                                             By /s/ James M. Peaslee
                                                --------------------------------
                                                James M. Peaslee, a Partner